Exhibit 99.1

TE CONNECTIVITY LTD.
MÜHLENSTRASSE 26
CH-8200 SCHAFFHAUSEN, SWITZERLAND

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 p.m., Central European Time on June 11, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Gian Andri Tondury, c/o Proxy Services, P.O. Box 9148, Farmingdale, NY 11735-9855, United States of America, so that it is received by 5:00 p.m., Central European Time on June 11, 2024.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V43435-S86749 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

TE CONNECTIVITY LTD.

The Board of Directors recommends you vote FOR proposals 1 and 2.

The person signing below, being a holder of shares of TE Connectivity Ltd., hereby authorizes and directs the Independent Proxy to vote at the Special General Meeting (or any adjournment thereof) all of his/her shares as set out below:	**For**	**Against**	**Abstain**
1. **Merger Agreement Proposal**. To approve the merger agreement by and between TE Connectivity Ltd. and TE Connectivity plc.	☐	☐	☐
2. **Reserves Proposal**. To approve, on a non-binding advisory basis, the reduction of the share premium account of TE Connectivity plc to allow for the creation of distributable reserves of TE Connectivity plc.	☐	☐	☐

The person signing below, being a holder of shares of TE Connectivity Ltd., hereby authorizes and directs the Independent Proxy to vote at the Special General Meeting all of his/her shares in accordance with the recommendation of the Board of Directors with respect to each of the above Agenda Items (except if instructed otherwise above).

In the event of other agenda items or proposals during the Special General Meeting on which voting is permissible under Swiss law, the person signing below, being a holder of shares of TE Connectivity Ltd., hereby authorizes and directs the Independent Proxy to vote his/her shares in accordance with the respective recommendation of the Board of Directors.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V43436-S86749 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE) TE CONNECTIVITY LTD. THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Proxy card for use to vote at the Special General Meeting of Shareholders of TE Connectivity Ltd., a Swiss corporation (“TE Connectivity”), or any adjournment or postponement thereof (the “Meeting”), to be held on June 12, 2024 at 2:00 p.m., Central European Time, at Park Hyatt Zürich, Beethoven-Strasse 21, 8002 Zürich, Switzerland. The person signing on the reverse side, being a holder of shares of TE Connectivity, revoking any proxy heretofore given in connection with the Meeting, hereby appoints as his/her proxy at the Meeting, Proxy Voting Services GmbH, in Zurich, represented by attorney Gian Andri Tondury or another individual representative of Proxy Voting Services GmbH if Gian Andri Tondury is unable to serve at the Meeting (the “Independent Proxy”) and directs such proxy to vote (or abstain from voting) at the Meeting all of his/her shares as indicated on the reverse side of this card. See Independent Proxy address immediately below for return of proxy card. Gian Andri Tondury c/o Proxy Services P.O. Box 9148 Farmingdale, NY 11735-9855 United States of America PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ON THE REVERSE SIDE OF THIS CARD Special General Meeting of Shareholders of TE Connectivity Ltd. June 12, 2024 2:00 p.m., Central European Time Park Hyatt Zürich, Beethoven-Strasse 21, 8002 Zürich, Switzerland In order to assure that your votes are tabulated in time to be voted at the Meeting, you must submit your proxy card or vote by the Internet so that your votes are received by 5:00 p.m., Central European Time on June 11, 2024. Important Notice Regarding the Availability of Proxy Materials for the Special General Meeting: The Notice and Proxy Statement are available at www.te.com/TESpecialMeeting.